41Exhibit 10.11

AMENDMENT NO. 1
TO THE AMENDED AND RESTATED STOCK PURCHASE AGREEMENT
among
PARTNER REINSURANCE COMPANY OF THE U.S., CERITY GROUP, INC.
and
EMPLOYERS HOLDINGS, INC.

THIS AMENDMENT NO. 1 by and between Partner Reinsurance Company of the U.S., a New York corporation, Cerity Group, Inc., a Nevada corporation, and, Employers Holdings, Inc., a Nevada corporation (the "Parties" and individually a "Party") is made as of September 24, 2018 (the "Amendment").

WIT NESSETH:
WHEREAS, Partner Reinsurance Company of the U.S., a New York corporation (the "Seller"), Cerity Group, Inc., a Nevada corporation (the "Purchaser"), and, solely for purposes of Section 11.20 of the Agreement, Employers Holdings, Inc., a Nevada corporation (the "Guarantor") entered into an Amended and Restated Stock Purchase Agreement dated as of May 23, 2018 with respect to the sale and purchase of 100% of the issued and outstanding capital stock of PartnerRe Insurance Company of New York, a New York corporation (the "Company") (the "Agreement"); and
WHEREAS, defined terms used and not defined herein have the meaning ascribed thereto in Exhibit A to the Agreement; and
WHEREAS, the Parties desire to amend the Termination provisions set forth in Section 10.1 of the Agreement as set forth below.
NOW THEREFORE, in consideration of the premises set forth above, and subject to the terms and conditions stated herein, the Parties hereto, intending to be legally bound, agree as follows:

1. Section 10.1 of the Agreement is hereby deleted and replaced in its entirety to read as follows:
Section 10.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby abandoned, prior to Closing:

(a) by the mutual written consent of the Purchaser and the

AMENDMENT NO. 1
TO THE AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

(b)by the Purchaser if there has been a misrepresentation on the part of the Seller in any representation or warranty contained herein, or if there has been any failure on the part of the Seller to comply with or perform any of its agreements, covenants or obligations hereunder, which would reasonably be expected to result in a failure of the closing conditions contained in Article VI that either cannot be cured or shall not have been cured within fifteen (15) days after written notice thereof to the Seller;

(c)by the Seller if there has been a misrepresentation on the part of the Purchaser in any representation or warranty contained herein, or if there has been any failure on the part of the Purchaser to comply with or perform any of its agreements, covenants or obligations hereunder, which would reasonably be expected to result in a failure of the closing conditions contained in Sections 7.1 or 7.2 that either cannot be cured or shall not have been cured within fifteen (15) days after written notice thereof to the Purchaser;

(d)by the Seller or the Purchaser if the New York Department shall have disapproved the Purchaser's acquisition of the Shares;

(e)at the election of the Purchaser or the Seller on or after November 1, 2018, if the Closing shall not have occurred on or prior to such date, unless such date is extended by the mutual written consent of the Parties hereto; provided, however, that the right to terminate this Agreement pursuant to this paragraph (e) shall not be available to a Party whose failure or whose Affiliates' failure to perform or observe in any material respect any of its obligations under this Agreement shall either have been the principal cause of or directly resulted in the failure to consummate the Closing on or before such date; or

(f)by the Purchaser if there has been a Material Adverse Effect on or after the date of this Agreement.

2.	This Amendment shall be enforced by and construed in accordance with the laws of the State ofNew York, as set forth in Section 11.8 of the Agreement.

3.
This Amendment may be executed in counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed, collectively, one and the same agreement. Execution of a counterpart hereof in facsimile or electronic fo1m will be deemed to be the execution of an original counterpart hereof. This Amendment shall become effective when executed and delivered by the Parties hereto.

AMENDMENT NO. 1
TO THE AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

4.	Except as modified by this Amendment, the Agreement is hereby confirmed in all respects.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

SELLER:
PARTNER REINSURE COMPANY OF THE U.S.

BY:	/s/ Anthony F. Albano
Name: Anthony F. Albano
Title: VP, CFO

PURCHASER:
CERITY GROUP, INC.

BY:	/s/ Tracey L. Berg
Name: Tracey L. Berg
Title: President

Solely for purposes of Section 11.20 of the Agreement,

GUARANTOR:
EMPLOYERS HOLDINGS, INC.

BY:	/s/ Michael Paquette
Name: Michael Paquette
Title: EVP & CFO